Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made as of ____________, 2010, by and between FreightCar America, Inc., a Delaware corporation (the “Company”), and _____________________, a director of the Company (“Indemnitee”), in connection with Indemnitee’s service as a director of the Company and based upon the following factual background:
     A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors.
     B. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors.
     C. The Company believes that it is unfair for its directors to assume the risk of substantial judgments and other expenses which may occur in cases in which the director received no personal profit and in cases where such person acted in good faith.
     D. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, and the By-Laws of the Company (the “By-Laws”) empower the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL and the By-Laws are not exclusive.
     E. The Board of Directors of the Company (the “Board”) has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.
     F. The Company desires and has requested the Indemnitee to serve or continue to serve as a director of the Company.
     G. This Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-Laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of the Indemnitee thereunder.
     H. The Indemnitee is only willing to serve, or to continue to serve, as a director of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.
     NOW, THEREFORE, based upon this factual background, for valuable consideration including Indemnitee’s past and prospective service as a director of the Company, and in order to induce Indemnitee to continue to serve as a director of the Company and in consideration of Indemnitee’s so serving, the Company and Indemnitee do hereby covenant and agree as follows:
     Section 1. Services to the Company. Indemnitee agrees to serve as a director of the Company and may serve as a director, officer, employee, agent or fiduciary of another corporation or Enterprise (as defined below). Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company.
     Section 2. Definitions. As used in this Agreement:
          (a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
               (i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;
               (ii) Change in Board of Directors. During any period of two (2) consecutive years (excluding any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv), (ii) a director whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board, or any settlement of any such actual or threatened solicitation, or (iii) a director who shall have been nominated for election to the Board by a stockholder pursuant to any direct nomination or proxy access procedure) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;
               (iii) Company Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
               (iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
               (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), regardless of whether the Company is then subject to such reporting requirement.
     For purposes of this Section 2(a), the following terms shall have the following meanings:
                    (A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
                    (B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
                    (C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.
          (b) “Corporate Status” describes the status of a person who is or was a director or officer of the Company or is or was serving at the request or designation of the Company as a director, officer , employee or agent of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise.
          (c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (d) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request or designation of the Company as a director, officer, employee, agent or fiduciary.
          (e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent any of the following: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (g) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any inaction on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request or designation of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; except one initiated by Indemnitee to enforce his rights under this Agreement.
          (h) Reference to “other enterprise” shall include, without limitation, employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, without limitation, any service as a director, officer, employee, partner, trustee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, partner, trustee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in “bad faith” as referred to in this Agreement.

     Section 3. Indemnification.
          (a) The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent authorized or permitted by the DGCL, as it may be amended from time to time.
          (b) Separate and distinct from the indemnification provided by Section 3(a), the Company shall indemnify Indemnitee and hold Indemnitee harmless against any and all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by Indemnitee or on his behalf (net of any related insurance proceeds or other indemnification payments received by Indemnitee or paid on Indemnitee’s behalf as described in Section 7(a)) in connection with any present or future threatened, pending or completed Proceeding, regardless of whether such Proceeding is by or in the right of the Company, based upon, arising from, relating to, or by reason of Indemnitee’s Corporate Status; provided, that no indemnification pursuant to this Section 3(b) may be made to Indemnitee or on Indemnitee’s behalf if a final judgment or other final adjudication adverse to Indemnitee establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled; and provided further that notwithstanding the foregoing qualifier, with respect to any criminal Proceeding, indemnification pursuant to this Section 3(b) shall be made to Indemnitee or on his behalf if Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
     Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually paid or incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was not successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or receives a subpoena, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually paid or incurred by him or on his behalf in connection therewith and in the manner set forth in this Agreement.

     Section 6. Additional Indemnification.
          (a) Notwithstanding any limitation in Sections 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding, including, without limitation, all liabilities arising out of the negligence or active or passive wrongdoing of Indemnitee.
          (b) For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include the following:
               (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and
               (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
     Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
          (a) for which payment has actually been made to or for the account of Indemnitee under any insurance policy, other indemnity provision, contract or agreement, except with respect to any excess beyond the amount paid to Indemnitee under any insurance policy, other indemnity provision, contract or agreement;
          (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;
          (c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) such Proceeding has been initiated by Indemnitee pursuant to the provisions of Section 12 hereof; or
          (d) in the event that the Company is subject to the Sarbanes-Oxley Act of 2002 (“SOX”) and the Company is advised, in a written opinion of its regular outside legal counsel, that the Company’s performance of any provision of this Agreement would violate SOX, then the parties agree to revise and replace such provision in a manner that will result in a new provision that does not violate SOX and the legal effect of which comes as close as possible to what the parties had intended to achieve with the original provision.
     Section 8. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the amounts advanced and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.
     Section 9. Procedure for Notification and Defense of Claim.
          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (following the final disposition of such Proceeding). The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          (b) The Company will be entitled to participate in the Proceeding at its own expense, and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company.

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would impose any penalty, fine or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action. The Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.
     Section 10. Procedure Upon Application for Indemnification.
          (a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a), a determination, if required by applicable law or this Agreement, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:
               (i) if a Change in Control shall have occurred, by the Independent Counsel selected in accordance with Section 10(b) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or
               (ii) if a Change in Control shall not have occurred, in the following manner:
                    (A) by the Board acting by a quorum of Disinterested Directors upon a finding that Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b); or
                    (B) if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, (x) by the Board upon the opinion in writing of Independent Counsel selected in accordance with Section 10(b), a copy of which shall be delivered to Indemnitee, that indemnification is proper in the circumstances because Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b), or (y) by the shareholders of the Company upon a finding that Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b).
     If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (b) In the event the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected as provided in this Section 10(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall pay all reasonable fees and expenses incident to the procedures of this Section 10(b), regardless of the manner in which such Independent Counsel was selected.
     Section 11. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Company shall have the burden of proof and burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because indemnification of Indemnitee is not barred pursuant to the provisions of this Agreement or otherwise, nor an actual determination by the Company (including by its directors or Independent Counsel) that indemnification of Indemnitee is barred pursuant to the provisions of this Agreement or otherwise, shall be a defense to such action or create a presumption that Indemnitee is not entitled to indemnification. The termination of any Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled.
          (b) Subject to Section 12(e), if the person, persons or entity empowered or selected under Section 11 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days (or thirty (30) days if the request was for an advance) after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 10(a) and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a).
          (c) Reliance as Safe Harbor. For purposes of any determination of whether Indemnitee acted in bad faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including, without limitation, financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to be entitled to indemnification.
          (d) Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
          (e) Presumption of Good Faith. Whether or not the foregoing provisions of Sections 11(c) or (d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     Section 12. Remedies of Indemnitee.
          (a) Subject to Section 12(c), in the event that (i) a determination is made pursuant to Section 10 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) within ninety (90) days (or thirty (30) days if the request was for an advance) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 10(a) within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 6 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by any court of competent jurisdiction of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one (1) year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) In the event that a determination shall have been made pursuant to Section 10(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 10(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
          (e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
          (f) During the interval between the Company’s receipt of Indemnitee’s request for indemnification and the later to occur of (a) payment in full to Indemnitee of such indemnification, or (b) a final determination (if required) pursuant to Sections 10 and 11 that Indemnitee is not entitled to indemnification, the Company shall protect Indemnitee against loss which, for purposes of this Agreement, shall mean the taking of the necessary steps (regardless of whether such steps require expenditures to be made by the Company at that time) to stay, pending a final determination of Indemnitee’s entitlement to indemnification (and, if Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable in order to avoid his being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the advance to Indemnitee of amounts necessary to satisfy the judgments, penalties, fines or other amounts for which he may be liable and as to which a stay of execution has not been obtained), within five (5) business days after receipt of Indemnitee’s written request therefor, together with a written undertaking by Indemnitee to repay, no later than sixty (60) days following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined (if such determination is required) pursuant to Sections 10 and 11 that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts.
          (g) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication or arbitration of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
     Section 13. Non-exclusivity; Survival of Rights; Insurance Subrogation.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-Laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     Section 14. Retroactive Effect; Binding Agreement.
          (a) All agreements and obligations of the Company contained herein shall commence upon the date that Indemnitee first became a director of the Company, shall continue during the period of Indemnitee’s Corporate Status and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact of Indemnitee’s Corporate Status, whether or not he is acting or serving in any capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. In this regard, the provisions contained herein are intended to be retroactive and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act that occurred prior to the date hereof.
          (b) This Agreement shall be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          (c) This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Without limiting the generality of the preceding sentence, if Indemnitee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Indemnitee’s devisee, legatee, or other designee, or if there be no such, designee, to his estate.
     Section 15. Severability; Invalidity. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 16. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-Laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
          (c) To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
     Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.
     Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
               (i) If to Indemnitee, at the address or fax number indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company; and
               (ii) If to the Company, at the address or fax number indicated on the signature page of this Agreement, or at such other address or fax number as may have been furnished to Indemnitee by the Company.
     Section 20. Contribution.
          (a) Whether or not the indemnification provided in Sections 3 and 6 of this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
          (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses (including, without limitation, attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
          (c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
          (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country (except as otherwise provided in Section 12), (ii) consent to submit to the exclusive jurisdiction of the Delaware Court (except as otherwise provided in Section 12) for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, if an action is commenced in the Delaware Court and to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably __________________ as its agent in the State of Delaware (“Agent”) as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. The Company shall provide Agent with a current mailing address for Indemnitee and bear the cost of engaging Agent to act as agent for service of process for Indemnitee.
     Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine or neuter pronoun where appropriate. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise indicated, references in this Agreement to any “Section” shall be deemed to refer to the indicated Section of this Agreement. The headings set forth in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

FREIGHTCAR AMERICA, INC.
By:
Title:

Two North Riverside Plaza
Suite 1250
Chicago, Illinois 60606
Fax No.: (312) 928-0890
Attention: General Counsel

INDEMNITEE

[Name]
[Address] [Fax No.]